POWER OF ATTORNEY


     I, Ricky Hanna, do hereby appoint Roger Williams and Tom Mezger as my true and lawful attorneys-in-fact (each an "ATTORNEY-IN-FACT" and, collectively, the "ATTORNEYS-IN-FACT"), each, individually or jointly, to have full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

     1) To execute and file for and on behalf of me, in my capacity as one or more of an officer, director, or significant stockholder of Valence Technology, Inc. or any of its subsidiaries (collectively, the "COMPANY"), reports or other filings under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including without limitation, Forms 3, 4 and 5, including any amendments, corrections, supplements or other changes thereto;

     2) To do and perform any and all acts for and on behalf of me which you (in your sole discretion) determine may be necessary or desirable to complete and execute any such reports or other filings and timely file same with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     3) To take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the interest of, or legally required by me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such Attorney-in-Fact's discretion.

     I hereby grant to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in such Attorney-in-Fact's sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

     This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Securities Exchange Act of 1934 with respect to the my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

     LIABILITY. Each Attorney-in-Fact shall have no liability or obligation with respect to the powers granted herein except for and to the extent of such Attorney-in-Fact's willful misconduct. In no event shall any Attorney-in-Fact be liable for incidental, indirect, special, consequential or punitive damages.

     INDEMNIFICATION. The Company, in consideration of the services of the Attorney-in-Fact provided to the Company's directors, officers and significant stockholders, and I hereby release and agree to protect, defend, indemnify and hold harmless each of the Attorneys-in-Fact from any and all liabilities, costs, charges, suits, claims, penalties, fines or expenses arising from or connected or related to this Power of Attorney or the exercise of any powers granted herein, including, without limitation, any negligence of the Attorneys-in-Fact, whether simple, gross, sole, concurrent, joint, several or otherwise.

     SEVERABILITY. The provisions of this Power of Attorney shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof; provided that if any provision of this Power of Attorney, as applied to me or to any


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Attorney-in-Fact or any circumstance, is adjudged by any governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, then such governmental body, arbitrator or mediator shall have the power to modify the provision in a manner consistent with the objectives of this Power of Attorney such that it is enforceable, and/or to delete specific words or phrases, and in it its reduced form, such provision shall be enforceable and shall be enforced, but in any case, only to the extent required to make such provision enforceable.

     GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLE WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     IN WITNESS WHEREOF, I have executed this Power of Attorney as of March 29, 2007.


                   Signature:      /s/ RICKY HANNA
                                   ----------------------------------------
                   Name:           RICKY HANNA


     IN WITNESS WHEREOF, the Company hereby agrees to the only to the provisions herein under "Indemnification" hereof as of April 2, 2007.

                   Signature:      /s/ ROGER A. WILLIAMS
                                   ----------------------------------------
                   Name:           ROGER A. WILLIAMS
                   Title:          V.P. LAW